                                                                     Exhibit 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                        FORM 10 - QSB SEPTEMBER 30, 1997

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

   1. Statement of Cash Available for Distribution for the three months ended September 30, 1997:

       Net income                                                     $ 303,000
       Add:  Depreciation and amortization charged to income
             not affecting cash available for distribution               12,000
             Minimum lease payments received, net of interest
             income earned, on leases accounted for under the
             financing method                                            96,000
             Net proceeds from sale of property                          80,000
       Less: Other income - non cash item                               (16,000)
             Cash to reserves                                          (201,000)
             Gain on sale of property                                   (46,000)
                                                                      ---------

            Cash Available for Distribution                           $ 228,000
                                                                      =========
            Distributions allocated to General Partners               $       -
                                                                      =========
            Distributions allocated to Limited Partners               $ 228,000
                                                                      =========

   2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 1997:

Entity Receiving                   Form of
  Compensation                   Compensation                           Amount
----------------                 ------------                           ------
Winthrop
Management                   Property Management Fees                  $ 5,000

General Partners             Interest in Cash Available
                             for Distribution                          $     -

WFC Realty Co., Inc.         Interest in Cash Available
(Initial Limited Partner)    for Distribution                          $ 1,000


                                   12 of 12